      As filed with the Securities and Exchange Commission on April 7, 2000

                                                 REGISTRATION STATEMENT NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                            BREAKAWAY SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                    04-3285165
   (State of Incorporation)              (I.R.S. Employer Identification Number)

                                 50 ROWES WHARF
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 960-3400

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             EGGROCK PARTNERS, INC.
                        1999 STOCK OPTION AND GRANT PLAN

                            (Full Title of the Plan)

                      ------------------------------------


                                  GORDON BROOKS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BREAKAWAY SOLUTIONS, INC.
                                 50 ROWES WHARF
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 960-3400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                 With a copy to:
                             David E. Redlick, Esq.
                          Thomas L. Barrette, Jr., Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

                          -----------------------------


                                          CALCULATION OF REGISTRATION FEE

============================  ========================  =========================  ==========================  ===================
 Title of Securities Being          Amount to be            Proposed Maximum            Proposed Maximum            Amount of
         Registered                  Registered         Offering Price Per Share    Aggregate Offering Price    Registration Fee
----------------------------  ------------------------  -------------------------  --------------------------  -------------------
Common Stock, par value           1,095,621 shares              $33.00(1)                $36,155,493.00             $9,546.00
$.000125 per share

============================  ========================  =========================  ==========================  ===================

(1) This estimate is based on the average of the high and low sales prices on the Nasdaq National Market of the Common Stock of Breakaway Solutions, Inc. on April 5, 2000 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed to register the shares of common stock, $.000125 par value per share (the "Common Stock"), of Breakaway Solutions, Inc., a Delaware corporation (the "Registrant"), issuable pursuant to the 1999 Stock Option and Grant Plan (the "Plan") of Eggrock Partners, Inc., a Delaware corporation ("Eggrock"). On March 31, 2000, pursuant to the terms of the Agreement and Plan of Merger among the Registrant, Benedict Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant, and Eggrock, dated as of January 26, 2000, 1999, the Registrant assumed all of the outstanding options to purchase shares of common stock of Eggrock under the Plan.

                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), that contained audited information financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the Common Stock of the Registrant, $0.000125 par value per share, contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts. An investment partnership comprised of partners and senior executives of Hale and Dorr LLP owns 15,390 shares of the Registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article SEVENTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article EIGHTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant:

         (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and

         (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

         Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article EIGHTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  UNDERTAKINGS.

         1.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts on April 7, 2000.

                                           BREAKAWAY SOLUTIONS, INC.

                                           By: /s/ Kevin Comerford
                                              ----------------------------------
                                              KEVIN COMERFORD
                                              VICE PRESIDENT, ADMINISTRATION,
                                              CHIEF FINANCIAL OFFICER, TREASURER
                                              AND SECRETARY

                        POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Breakaway Solutions, Inc. hereby severally constitute and appoint Gordon Brooks, Kevin Comerford and Thomas L. Barrette, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Breakaway Solutions, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                     Title                                  Date
              ---------                                     -----                                  ----
/s/ Gordon Brooks
---------------------------                 President and Chief Executive Officer            April 7, 2000
Gordon Brooks                               (Principal Executive Officer) and
                                            Director

/s/ Kevin Comerford
---------------------------                 Vice President Administration,                   April 7,  2000
Kevin Comerford                             Chief Financial Officer, Treasurer
                                            and Secretary (Principal Financial
                                            Officer and Principal Accounting
                                            Officer)

/s/ Christopher H. Greendale
---------------------------                 Chairman of the Board of Directors               April 7, 2000
Christopher H. Greendale


/s/ Frank Selldorff
---------------------------                 Director                                         April 7, 2000
Frank Selldorff

---------------------------                 Director
Walter W. Buckley

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

4.1 *             Third Amended and Restated Certificate of Incorporation of the Registrant.

4.2 *             Amended and Restated Bylaws of the Registrant.

4.3 *             Specimen certificate for shares of the Registrant's common stock.

5.1               Opinion of Hale and Dorr LLP.

10.1              Eggrock Partners, Inc. 1999 Stock Option and Grant Plan.

23.1              Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2              Consent of KPMG LLP.

24.1              Power of Attorney (contained on the signature page hereto).

-------------

* Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-83343).